EXHIBIT 99.1

PROFIRE ENERGY APPOINTS FORMER NASA CFO RONALD R. SPOEHEL TO
SERVE ON BOARD OF DIRECTORS

Company Appoints Seasoned Financial and Engineering Professional to Serve on
Board of Directors

LINDON, Utah, October 24, 2013- Profire Energy, Inc. (OTCBB:PFIE), a technology company which manufactures, installs and services burner management systems and other combustion technologies for the oil and gas industry, today announced that Ronald R. Spoehel, the former Chief Financial Officer (CFO) of the National Aeronautics and Space Administration (NASA), has joined its Board of Directors. After his appointment by President George W. Bush, Mr. Spoehel served as NASA CFO from 2007 to 2009.

“We couldn’t be happier with Ron’s decision to join the Board,” said Brenton W. Hatch, Chief Executive Officer of Profire. “He brings with him a wealth of knowledge in finance, engineering, and project management. Throughout our discussions with Ron, he has provided perceptive feedback and insights, which he conveys in a very constructive, direct way. We believe Ron will greatly enhance Profire’s leadership and vision in the coming months and years.”

Prior to his time at NASA, Mr. Spoehel spent ten years in investment banking, including five years as Vice President of Bank of America primarily focused on energy and technology sectors. He has also served as Chief Executive Officer, Chief Financial Officer, and Director of various technology and energy companies, including ManTech (NASDAQ:MANT), ICx Technologies, and others. He has also served on the U.S. Air Force Audit Committee, as well as the Advisory Council for the Wharton and Engineering Schools at the University of Pennsylvania. He currently serves as Managing Partner of Windrock Capital LLC.

“Ron examines the business in a comprehensive and unique way,” said Daren Shaw, Director of Profire Energy. “He considers not only financial interests, but thinks carefully about the organizational, strategic, operational, and industry implications of a potential action or decision. He provides a panoramic viewpoint that will serve Profire well.”

Mr. Spoehel will help oversee the company’s engineering activities with Mr. Albert, and will also help oversee the company’s financial management with Messrs. Andrew Limpert (Profire’s CFO), and Daren Shaw (Director).

“I have been impressed not only with Profire’s market opportunity, but also their vision of what they can become,” said Mr. Spoehel. “This vision has led their management team and employees to grow Profire in a significant way, and will help them capitalize on additional advisement as they execute their strategic plans in the coming months and years. I’m very much looking forward to working with the Profire team.”

Mr. Spoehel earned his BS in Economics, as well as an MBA in Finance from The Wharton School at the University of Pennsylvania. He also earned an MS Engineering from the Moore School of Electrical Engineering at the University of Pennsylvania.

With the addition of Mr. Spoehel, the Company’s Board of Directors is now comprised of:

●	Brenton W. Hatch (Chairman & CEO)
●	Harold Albert (COO)
●	Andrew Limpert (CFO)
●	Daren Shaw
●	Ronald R. Spoehel

To learn more about Profire Energy or its products, please contact Profire Energy, or visit www.ProfireEnergy.com.

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient transportation, refinement and production of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent EPA standards and enhanced margins with their energy production processes, Profire Energy’s burner management systems are increasingly becoming part of their solution. To learn more about the company’s products and services, please visit www.ProfireEnergy.com. Profire Energy has offices in Lindon, Utah; Houston, Texas; and Edmonton, Alberta, Canada.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding Mr. Spoehel’s addition to the board having an effect of enhancing Profire’s leadership and vision, the anticipated responsibilities of Mr. Spoehel, as well as Profire’s vision helping the company to capitalize on additional advisement. All such forward-looking statements are subject to uncertainty and changes in circumstances. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements.

Contact:
Profire Energy, Inc.
Andrew Limpert, CFO
(801) 796-5127

Profire Energy, Inc.
Nathan McBride, Finance & Communications
(801) 796-5127

RedChip Companies, Inc.
Brendan Hopkins
1-800-RED-CHIP (733-2447), ext. 134